EXHIBIT 10.3

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

PROMISSORY NOTE

$659,295.00	August 19, 2009

Newport Capital Management, LLC (the “Investor”), for value received, promises to pay to the order of Vivakor, Inc., a Nevada corporation (the “Holder”), the principal sum of Six Hundred Fifty Nine Thousand Two Hundred Ninety Five dollars U.S. ($659,295.00 USD). This Note (the “Note”) is secured by shares purchased under that certain Stock Purchase Agreement to which this note relates.  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed them in the Common Stock Purchase Agreement.

1. Maturity. This Note shall mature automatically and the entire outstanding principal amount shall become due and payable on or before sixty (60) days after the date of this Note (the “Maturity Date”).

 2. Payment of Principal and Interest. Payments of principal in lawful money of the United States of America are to be made on or before the Maturity Date at the address of Holder set forth on the signature page of this Note or at such other place in the United States as Holder designates to the Investor in writing. This Note shall bear interest at an annual rate of five percent (5%), calculated on the basis of three hundred sixty (360) days per year.  All interest shall accrue and be paid on the Maturity Date.

3. Prepayment. The Investor may pay any or all of the balance owed hereunder at any time up to and including the Maturity date.

4. Waiver of Presentment. The Investor hereby waives presentment of this Note, protest, dishonor and notice of dishonor.

5. Litigation. Other than any matters disclosed in Holder’s registration statement filed with the Securities and Exchange Commission on Form S-1 dated August 12, 2009, as amended, Holder shall have no outstanding material litigation (litigation in which the amount in dispute is in excess of $10,000.00 USD), shall not have declared bankruptcy nor be in default in any of its material contracts which were in place at the time of the signing of this Note.  In the event that any of these circumstances occur after the signing of this Note, any remaining obligations due under this Note shall be deemed null and void.

6. Loss, Theft or Destruction of Note. Upon receipt by the Investor of evidence reasonably satisfactory to the Investor of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to the Investor, the Investor shall make and deliver a new Note that shall carry the same rights carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successor hereto) and dated as of such cancellation, in lieu of this Note.

7. Severability. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

8. Miscellaneous.

(a) Issue Date. The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Investor on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement. This Note shall be binding on any successor or assign of the Investor.

(b) Governing Law. This Note shall constitute a contract under the laws of the State of Nevada and for all purposes shall be construed in accordance with and governed by the laws of the State of Nevada, without regard to the conflicts of laws provisions thereof.

(c) Legal Representation. Holder agrees and represents that such party has been represented by such party's own legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's own legal counsel prior to the execution of this Agreement.

(d) Jurisdiction. Any action whatsoever brought upon or relating to this Note shall be instituted and prosecuted in the state courts located in Nevada, or the federal district court therefore, and each party waives the right to change the venue. The parties hereto further consent to accept service of process in any such action or proceeding by certified mail, return receipt requested.

(e) Assignment. Holder shall not assign this Note or any of the rights, interests or obligations hereunder, by operation of law or otherwise, in whole or in part, to any person or entity.

(f) Notices. Any notice, request or other communication required or permitted hereunder shall be given upon personal delivery, overnight courier or upon the fifth (5th) day following mailing by registered mail (or certified first class mail if both the addresser and addressee are located in the United States), postage prepaid and addressed to the parties hereto as follows:

To Investor:

Newport Capital Management, LLC
__________________
___________________
__________________

To Holder:

Vivakor, Inc.
2590 Holiday Road. Suite 100,
Coralville, IA 52241,
(319) 625-2172

IN WITNESS WHEREOF, Investor has caused this Promissory Note to be executed by its officer thereunto duly authorized.

The “Investor”:
Newport Capital Management, LLC

By: /s/ Paul M. Rusnock
      Name Paul M. Rusnock

Title: Managing Member